Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

HD Supply, Inc.	Delaware
HD Supply Holdings, LLC	Florida
Brafasco Holdings II, Inc.	Delaware
Brafasco Holdings, Inc.	Delaware
HD Supply Fasteners & Tools, Inc.	Michigan
HD Builder Solutions Group, LLC	Delaware
Creative Touch Interiors, Inc.	Maryland
HD Supply Construction Supply Group, Inc.	Delaware
White Cap Construction Supply, Inc.	Delaware
HD Supply Distribution Services, LLC	Delaware
HD Supply Facilities Maintenance Group, Inc.	Delaware
HD Supply GP & Management, Inc.	Delaware
HD Supply Construction Supply, Ltd.	Florida
HD Supply Electrical, Ltd.	Florida
HD Supply Facilities Maintenance, Ltd.	Florida
HD Supply Utilities, Ltd.	Florida
HD Supply Waterworks, Ltd.	Florida
HD Supply International Holdings, Inc.	Delaware
HD Supply India Private Limited[1]	India
Solbelt Supply Southwest, S.A. DE C.V.[2]	Mexico
HD Supply (Hong Kong) Limited	Hong Kong
HD Supply (Shenzhen) Company Limited[3]	China
HD Supply Management, Inc.	Florida
HD Supply Repair & Remodel, LLC	Delaware
HD Supply Utilities Group, Inc.	Delaware
HD Supply Waterworks Group, Inc.	Delaware
HDS IP Holding, LLC	Nevada
HSI IP, Inc.	Delaware
Sunbelt Supply Canada, Inc.	Delaware
Williams Bros. Lumber Company, LLC	Delaware
Cox Lumber Co.	Florida
Madison Corner, LLC	Florida
Park-EMP, LLC	Florida
GCP Amerifile Coinvest Inc.	Delaware
Varsity AP Holding Corporation	Georgia
Varsity AP Holdings LLC[4]	Delaware
Amerifile LLC	Delaware
Peachtree Business Products, LLC	Delaware
AP RE LLC	Georgia
NHDSA Holding, LLC	Delaware
NHDSA LLC	Delaware
Pro Canadian Holdings I, ULC	Nova Scotia
HD Supply Canada, Inc.	Ontario
HD Supply International Holdings II, LLC	Delaware
HD Supply Support Services, Inc.[5]	Delaware
ProValue, LLC	Delaware

[1]	Owned 50% by HD Supply International Holdings, Inc. and 50% by HD Supply International Holdings II, LLC.
[2]	Owned 1% by HD Supply International Holdings, Inc. and 99% by HD Supply International Holdings II, LLC.
[3]	Organized in China as a Wholly Foreign Owned Enterprise (WFOE).
[4]	Owned 71.2% by Varsity AP Holding Corporation; 27% by HD Supply Holdings LLC; and 1.8% by GCP Amerifile Coinvest, Inc.
[5]

Each of the following entities holds an ownership interest in HD Supply Support Services, Inc.: HD Supply GP & Management, Inc.; HD Supply Holdings, LLC; White Cap Construction Supply, Inc.; HD Supply Construction Supply Group, Inc.; HD Supply Facilities Maintenance Group, Inc.; HD Supply Utilities Group, Inc.; HD Supply Waterworks Group, Inc.; HD Supply Fasteners & Tools, Inc.; HD Builder Solutions Group, LLC; HD Supply Distribution Services, LLC; and HD Supply Repair & Remodel, LLC.